SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1 to
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2007
BLACKBAUD, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-50600	11-2617163

(Commission File Number)	(IRS Employer ID Number)
2000 Daniel Island Drive, Charleston, South Carolina 29492

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (843) 216-6200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit 23.1
Exhibit 99.2
Exhibit 99.3

Explanatory Note
On January 18, 2007, we filed a Current Report on Form 8-K to report the completion of our acquisition of Target Software, Inc. and Target Analysis Group, Inc. pursuant to Item 2.01 of Form 8-K. Under parts (a) and (b) of Item 9.01 therein, we stated that we would file the required financial information by amendment, as permitted by Item 9.01(a)(4) and 9.01(b)(2) to the Form 8-K. This Current Report on Form 8-K amends our Current Report on Form 8-K filed on January 18, 2007, in order to provide the required financial information.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of business acquired.
The Combined Balance Sheet of Target Software, Inc. and Target Analysis Group, Inc. as of December 31, 2006 and the related Combined Statements of Income, Stockholders’ Equity and Cash Flows for the year ended December 31, 2006 and the Notes to Financial Statements related thereto together with the audit report thereon by UHY LLP are included as Exhibit 99.2 and are incorporated herein by reference.
(b) Pro forma financial information.
The unaudited pro forma condensed combined balance sheet as of December 31, 2006 for Blackbaud, Inc., the pro forma condensed consolidated statement of operations for the year ended December 31, 2006 and the notes to the unaudited pro forma condensed combined financial statements are included as Exhibit 99.3 and are incorporated herein by reference.
(c) Exhibits
The following exhibits are filed or furnished as part of this report:

Exhibit
Number	Description of Document
*2.2	Stock Purchase Agreement among Target Software, Inc., Target Analysis Group, Inc., all of the stockholders of Target Software, Inc. and Target Analysis Group, Inc., Charles L. Longfield, as Stockholder Representative, and Blackbaud, Inc., dated as of January 16, 2007.

**23.1	Consent of Independent Registered Public Accounting Firm.

*99.1	Press release dated January 16, 2007.

**99.2	Audited Combined Financial Statements for Target Analysis Group, Inc. and Target Software, Inc. as of and for the year ended December 31, 2006.

**99.3	Unaudited pro forma condensed combined financial information.

*	Previously filed

**	Furnished herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date: April 2, 2007	/s/ Timothy V. Williams

Timothy V. Williams, Senior Vice President and Chief Financial Officer